SECURITIES PURCHASE AGREEMENT



         SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of July 21, 2005, by and between NxtPhase T&D Corp., a Canadian corporation (the "Company"), and Beacon Power Corporation, a Delaware corporation (referred to herein as "Purchaser"). Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

                                    Recitals

         WHEREAS, the Company is a party to a certain Securities Purchase Agreement, dated November 12, 2004, pursuant to which Perseus 2000, L.L.C. ("Perseus") agreed to purchase Class A Preferred Shares from the Company along with other parties specified therein (the "Initial Securities Purchase Agreement"), and at such time also entered into an Investor Rights Agreement (the "Investor Rights Agreement"); and

         WHEREAS, the Company and Purchaser are parties to an arrangement agreement, dated as of April 22, 2005 pursuant to which the Company will be acquired by Purchaser (the "Arrangement"); and

         WHEREAS, pursuant to a binding term sheet dated as of April 22, 2005, between Perseus and the Company (the "Term Sheet"), Perseus agreed on behalf of Perseus 2000 Expansion, L.L.C. ("Perseus 2000 Expansion"), an affiliate of Perseus, to purchase additional Class A Preferred Shares from the Company, as more fully set forth therein; and

         WHEREAS, pursuant to the Term Sheet, the Company and Perseus have agreed that the Purchaser may purchase such Shares (as defined below) from the Company in lieu of Perseus doing so, and the Company has obtained appropriate waivers from its other stockholders allowing the Purchaser to do so in lieu of Perseus; and

         WHEREAS on June 13, 2005 the Purchaser purchased the first tranche of 111,111 Class A Preferred Shares as contemplated in the Term Sheet and the parties wish to enter into this Agreement to provide for the purchase by the Purchaser of the second tranche of 111,111 Class A Preferred Shares.

                                    Agreement

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

     1. Authorization and Sale of the Preferred Shares.

     1.1 Authorization. The Company has authorized the issuance and sale pursuant to the terms and conditions hereof of shares of its Class A Preferred Shares, having the rights, restrictions, privileges and preferences set forth in the Share Conditions attached hereto as Exhibit B (the "Share Conditions").

     1.2 Issuance and Sale.

     (a) Issuance and Sale at the Closing. In reliance upon the representations, warranties and covenants of the parties set forth herein, and subject to satisfaction of the conditions set forth herein, at the Closing, the Company shall issue, sell and deliver to Purchaser, and Purchaser shall purchase from the Company, at a purchase price per Class A Preferred Share equal to U.S. $4.50 (the "Per Share Price"), that number of Class A Preferred Shares specified adjacent to such Purchaser's name on Schedule A hereto (the "Shares"); and Purchaser shall pay to the Company, subject to the provisions of Section 1.2(b) hereof, an aggregate amount for the Shares equal to the amount specified adjacent to such Purchaser's name on Schedule A hereto. The Purchaser shall not be obligated to proceed with its purchase of the Shares hereunder unless, without limitation to any other rights of Purchaser hereunder, all conditions set forth in Section 2.3(a) have been satisfied. The purchase and sale of the Shares will occur in one or more closings, as described below.

     (b) Credit Toward Perseus' Purchase Obligation. The Company agrees that the purchase of Class A Preferred Shares by Purchaser pursuant hereto shall satisfy that portion of Perseus' obligation of to purchase additional Class A Preferred Shares pursuant to the Term Sheet in an amount proportional to the cash purchase price paid by Purchaser pursuant hereto, and that Perseus shall be a third party beneficiary of this subsection therefore.

     2. Closing.

     2.1 Closing. Subject to satisfaction or waiver of the conditions specified in Sections 2.3(a) and 2.3(b) hereof, the closing of the purchase and sale to the Purchaser of the Shares (the "Closing") shall take place on the date hereof immediately after the execution and delivery of this Agreement. Such Closing shall be held at 1:00 p.m. at the offices of Arnold & Porter LLP, 1600 Tysons Boulevard, Suite 900, McLean, Virginia 22102, or at such other time and place as shall be mutually agreed to by the Parties. The date of the Closing is hereinafter referred to as the "Closing Date."

     2.2 Deliveries. At the Closings, the Company will deliver to the Purchaser certificates registered in the Purchaser's name representing the aggregate number of Shares issued and sold by the Company to Purchaser at such Closing, as determined pursuant to Section 1.2 above. Purchaser shall pay its respective purchase price for the Shares to be purchased by it at such Closing, net of any credit thereto as set forth in Section 1.2(b), by wire transfer of immediately available funds to the account designated by the Company on Schedule B hereto. At the Closing, the parties shall also deliver all documents required to be delivered at such Closing pursuant to Section 2.3 hereof.

     2.3 Conditions to Closing.

     (a) Conditions to Obligations of the Purchaser. The obligation of Purchaser to purchase the Shares at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by
Purchaser:

     (i) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of such date, except to the extent any such representations and warranties are made as of a specific date; and the Company shall have performed all obligations, covenants and agreements herein required to be performed by it on or prior to the Closing.

     (ii) Consents and Waivers. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution, delivery and performance of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

     (iii) Compliance Certificate. The Company shall have delivered to Purchaser a certificate, executed by the Chief Executive Officer of the Company dated as of the Closing Date, certifying the fulfillment of the conditions specified in subsections (a)(i) and (a)(ii) of this Section 2.3.

     (iv) Secretary's Certificate. The Company shall have delivered to Purchaser a certificate, executed by the Secretary of the Company, dated as of the Closing Date, certifying the authenticity of attached copies of the Company's Articles of Incorporation, Share Conditions, Bylaws and resolutions of the Board of Directors of the Company (the "Board of Directors") approving the transactions contemplated hereby.

     (v) Legal Opinion. Farris Vaughan, legal counsel to the Company, will issue an opinion to the Purchaser in the form substantially as set forth on Exhibit C.

     (vi) Other Documents. The Purchaser shall have received such other certificates and documents as it shall have reasonably requested.

     (b) Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

     (i) Representations and Warranties. The representations and warranties made by Purchaser in Section 4 hereof shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of such date.

     (ii) Payment of Purchase Price. Purchaser shall have delivered the purchase price at the Closing as specified in Section 1.2 hereof.

     3. Representations and Warranties Relating to the Company. Except as otherwise set forth in the Disclosure Schedule attached hereto as Exhibit D (the "Company Disclosure Schedule"), the Company represents and warrants to the Purchaser as set forth below:

     3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of Canada. The Company has the requisite corporate power and authority to carry on its business as now conducted and as it is proposed to be conducted, and is duly qualified or licensed to do business and in good standing in the provinces of British Columbia and each other jurisdiction in which the failure to so qualify or be licensed would have a Material Adverse Effect.

     3.2 Capital Structure. The authorized capital stock of the Company consists of the following shares, and immediately following the Closing all of the issued and outstanding shares as hereinafter set forth have been duly authorized and will be validly issued, and fully paid and nonassessable and will have been offered, issued, sold and delivered by the Company in compliance with all applicable U.S. federal and state and Canadian federal and provincial securities laws:

     (a) Preferred Stock. An unlimited number of Class A Preferred Shares, no par value, of which 1,659,829 shares are issued and outstanding, prior to the transactions contemplated by this Agreement.

     (b) Common Stock. An unlimited number of shares of Common Stock, no par value (the "Common Stock"), of which 1,000,000 shares are issued and outstanding.

     (c) Options, Warrants, Reserved Shares, Treasury Stock. There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of the Company's capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock, nor is the Company obligated in any manner to issue any shares of its capital stock or other securities. None of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights is subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company. The Company holds no shares of its capital stock in its treasury.

     (d) Security Holders. Section 3.2(d) of the Company Disclosure Schedule contains a complete and accurate list of the names of all current stockholders of the Company and all current holders of outstanding warrants, options, or other rights ultimately exchangeable, exercisable or convertible for or into capital stock, organized by the type of security held by each such holder and setting forth the amount of such security held by such holder and, in the case of securities exchangeable, exercisable or convertible into Common Stock, the amount of Common Stock into which such securities are exchangeable, exercisable or convertible.

     3.3 Power, Authorization and Validity. The Company has the corporate power, legal capacity and corporate authority to enter into and perform its obligations under this Agreement and the Investor Rights Agreement. The execution, delivery and performance by the Company of this Agreement and the Investor Rights Agreement have been duly and validly approved and authorized by all necessary corporate action on its part. No authorization, consent, or approval, governmental or otherwise, is necessary to enable the Company to enter into this Agreement and to perform its obligations hereunder except for filings pursuant to applicable state laws and Regulation D of the United States Securities Act of 1933, as amended (the "Securities Act") and filings required under the securities laws of the Provinces of Canada. This Agreement and the Investor Rights Agreement, when executed and delivered by the Company, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, equitable remedies, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

     3.4 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions or performance of the Company's obligations contemplated hereby will conflict with, result in a material breach or violation of, or cause a default under, any provision of the Company's Articles of Incorporation, Share Conditions or Bylaws, each as is currently in effect, any instrument, contract or agreement that is material to the business of the Company or any judgment, writ, decree, order, law, statute, ordinance, rule or regulation applicable to the Company.

     3.5 Representations Regarding Class A Preferred Shares and the Conversion Shares. All corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization and creation, issuance and delivery of the Class A Preferred Shares and the Conversion Shares. The Class A Preferred Shares and the Conversion Shares when issued in compliance with the provisions of this Agreement and the Share Conditions will be validly issued, fully paid and nonassessable and, assuming the accuracy of Purchaser's representations in Section 4 of this Agreement, issued in compliance with all applicable U.S. federal and state and Canadian federal and provincial securities laws. Except for those rights set forth in the Investor Rights Agreement, a copy of which has been provided to Purchaser by the Company, none of the Class A Preferred Shares issued pursuant to this Agreement, and none of the Conversion Shares, are subject to any preemptive rights, rights of first refusal, or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company. The Company has obtained appropriate waivers required by the IRA in order to issue Class A Preferred Shares to Purchaser.

     3.6 No Subsidiaries. Except for NxtPhase T&D, Inc., the Company does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association, partnership, limited partnership, limited liability company, trust or other entity.

     3.7 Title to Property and Assets. The Company owns and possesses its properties and assets that are material to its business free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except for (i) statutory liens for the payment of current taxes that are not yet delinquent, and (ii) liens, encumbrances and security interests that arise in the ordinary course of its business and do not affect material properties and assets of the Company. With respect to the properties and assets it leases that are material to its business, the Company is in compliance with such leases in all material respects. The Company holds valid leasehold interests to its material leased properties and assets free of any liens, encumbrances or security interests of any party other than the lessors of such property and assets. The Company's properties and assets are in all material respects in good operating condition and repair.

     3.8 Proprietary Assets.

     (a) The Company owns or possesses sufficient legal rights to all Proprietary Assets used in or necessary for its business as now conducted or as proposed to be conducted as of the date hereof ("Company Proprietary Assets"), without any known infringement of the rights of any other Person. Section 3.8(a) of the Company Disclosure Schedule identifies the license agreements under which Proprietary Assets are being licensed to the Company (the "License Agreements"). Except as specified in Section 3.8(a) of the Company Disclosure Schedule and except for licenses or agreements relating to the Company's use rights regarding mass market "off the shelf" products obtained pursuant to "shrink wrap" or other standard form agreements, the Company is neither a party to nor bound by any options, licenses or agreements of any kind relating to any Proprietary Assets. The Company has good and marketable title to all Company Proprietary Assets, free and clear of all material liens and other encumbrances, except for third party rights licensed to it, as to which the Company has a valid right to use such Proprietary Assets. The Company has not licensed any Company Proprietary Assets to any Person on an exclusive basis and has not entered into any covenant not to compete or contract limiting its ability to exploit fully any Company Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (b) The Company has taken all measures required under the License Agreements and all other reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except trademarks, issued patents and other Company Proprietary Assets similarly known to the public and Company Proprietary Assets whose value would be materially unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets.

     (c) Except where such infringement, misappropriation or unlawful use would not and could not reasonably be expected to be material in impact or amount, either individually or in the aggregate, to the knowledge of the Company, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other Person. No claims or notices (in writing or otherwise) with respect to Company Proprietary Assets have been communicated to the Company: (i) to the effect that the manufacture, sale, license or use of any Proprietary Asset or product, practice of any process or provision of any service as now made, sold, practiced, used practiced or provided or currently offered or proposed by the Company infringes or potentially infringes, or constitutes a misappropriation or unlawful use of any copyright, patent, trade secret or other intellectual property right of a third party, or (ii) challenging the ownership or validity of any of the rights to or interest in such Proprietary Assets of the Company. Except as disclosed on
Section 3.8(c) of the Company Disclosure Schedule, the Company has not received any notice to the effect that any patents or registered trademarks, service marks or registered copyrights held by the Company are invalid or not subsisting. To the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset used in or pertaining to the business of the Company.

     (d) All current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company's business) (the "Employee Agreement"), providing for the assignment of all rights to intellectual property and trade secrets created or discovered while an employee of the Company to the Company, and all current and former consultants and independent contractors to the Company providing technical services relating to the Company's Proprietary Assets have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company's business), the material provisions of which are in substance as protective to the Company as the terms of the Employee Agreement.

     3.9 Contracts.

     (a) Section 3.9(a) of the Company Disclosure Schedule identifies each material license agreement, development agreement, manufacturing agreement, distribution agreement, OEM agreement or other agreement to which the Company is a party.

     (b)

     (i) The Company has no agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company of more than $25,000 other than those entered into in the ordinary course of its business concerning the sale of Company Products;

     (ii) The Company has no purchase agreement, contract or commitment that calls for fixed and/or contingent payments by the Company that are in excess of the normal, ordinary and usual requirements of the Company's business;

     (iii) There is no outstanding sales contract, commitment or proposal (including, without limitation, development projects) of the Company that is reasonably likely to result, either individually or in the aggregate, in any Material Adverse Change to the Company upon completion or performance thereof;

     (iv) The Company has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty days and without liability, penalty or premium exceeding $25,000 in any single instance or $50,000 in the aggregate;

     (v) The Company has not entered into any employment, independent contractor or similar agreement, contract or commitment that is not terminable on not more than thirty days' notice without penalty or liability of any type, including without limitation severance or termination pay;

     (vi) The Company has no collective bargaining or union agreements, contracts or commitments;

     (vii) The Company is not restricted by agreement from competing with any person, from carrying on its business anywhere in the world or otherwise operating its business in any manner it deems appropriate;

     (viii) The Company has not guaranteed any obligations of other Persons or made any agreements to acquire or guarantee any obligations of other Persons; and

     (ix) Except as provided in Section 3.9(b) of the Company Disclosure Schedule, the Company has no outstanding loan or advance to any Person nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort that would permit the borrowing by the Company of any sum.

     (c) Sections 3.9(a) and (b) of the Company Disclosure Schedule contain a complete list of all the material contracts to which the Company is a party. The Company has not entered into any material oral contracts. Each contract identified in Sections 3.9(a) and (b) of the Company Disclosure Schedule (a "Company Material Contract") is valid and in full force and effect, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and will continue to be so immediately following each Closing Date. No such contract, agreement or instrument contains any liquidated damages, penalty or similar provision. To the knowledge of the Company, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

     (d)

     (i) The Company has not violated or breached, or committed any default under, any Company Material Contract in any material respect, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Material Contract in any material respect; and

     (ii) To the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Company Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Material Contract or (D) give any Person the right to cancel, terminate or modify any Company Material Contract.

     (e) None of the Company Material Contracts contains any provision which would require the consent of third parties hereunder or under the Investor Rights Agreement to the sale and issuance of the Class A Preferred Shares or any of the other transactions as contemplated hereunder or which would be altered as a result of such transaction.

     3.10 Registration Rights. Except as provided in the IRA, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with any U.S., Canadian or other governmental authority.

     3.11 Taxes.

     (a) The Company has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, provincial and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law in all material respects. All income, sales, use, occupation, property or other taxes or assessments due from the Company prior to the Closing Date have been paid or will be paid on or before the Closing Date. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the Financial Statements are adequate, and there are no tax liens on any property or assets of the Company (other than liens for taxes not yet due and payable). There have been no audits or examinations of any tax returns or reports of the Company by any Governmental Body. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability in a material amount, either individually or in the aggregate, beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, foreign, state or local tax return or report for any period.

     (b) All taxes that the Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

     (c) The Company is not a party to any tax-sharing agreement or similar arrangement with any other Person.

     (d) At no time has the Company been included in the federal consolidated income tax return of any affiliated group of corporations.

     (e) The Company is not currently under any contractual obligation to pay to any Governmental Body any tax obligations of, or with respect to any transaction relating to, any other Person or to indemnify any other Person with respect to any tax, other than pursuant to this Agreement.

     3.12 Employees. The Company is not a party to any collective bargaining agreements and, to the best knowledge of the Company, there are no attempts to organize the employees of the Company. Section 3.12 of the Company Disclosure Schedule lists all employee benefit plans and programs of the Company and employment contracts, arrangements and understandings with its employees, other than those terminable, without penalty, at will or within thirty days. Copies of any of the foregoing plans, programs, contracts, arrangements or understandings have been made available to the Purchaser or its counsel. To the knowledge of the Company, no employee of the Company is subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would materially interfere with the use of his or her best efforts to carry out his or her duties for the Company or that would conflict with the Company's business as currently conducted. The Company has not received any written notice from any former employer that an employee of the Company has prior obligations to a former employer that would interfere or conflict with such employee's ability to perform his or her intended services for the Company. To the knowledge of the Company, no employee or advisor of the Company is or is now expected to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others, and the employment of the Company's employees does not subject the Company or the Company's shareholders to any liability. There is neither pending nor, to the knowledge of the Company, threatened any actions, suits, proceedings or claims, or any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

     3.13 Insurance. At the Closing, the Company will have, and at all times thereafter, shall have in force with good and responsible insurance companies fire, public liability, property damage and other insurance in such amounts and with such coverage or risks as are customary for similar businesses and adequate to the needs of the Company.

     3.14 Compliance With Corporate Instruments and Laws. The Company is not in violation of any provision of its Articles of Incorporation, the Share Conditions or Bylaws as currently in effect. The Company is in compliance in all material respects with all applicable laws, statutes, rules, and regulations of all governmental and regulatory authorities which are applicable and the compliance with which is material to the Company or its assets or business. The Company has complied in all material respects at all times with any and all applicable federal, provincial and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products. All licenses, franchises, permits and other governmental authorizations held by the Company and which are material to its business are valid and sufficient in all respects for the business presently carried on by the Company.

     3.15 Litigation. There is no suit, action, proceeding, claim or investigation pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency which could have a Material Adverse Effect or which questions or challenges the validity of this Agreement or the Investor Rights Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company.

     3.16 Corporate Documents. The Company has furnished to the Purchaser or its counsel for their examination true and complete copies of the following documents: (i) copies of its Articles of Incorporation, the Share Conditions and Bylaws, each as currently in effect, (ii) minute books containing required records setting forth proceedings, consents, actions, and meetings of its shareholders, Board of Directors and any committees thereof, and (iii) all material permits, orders, and consents issued by any regulatory agency with respect to the Company, or any securities of the Company, and all applications for such permits, orders, and consents. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance in all material respects with the laws of the applicable jurisdiction.

     3.17 Related Party Transactions.

     (a) Except as disclosed in Section 3.17(a) of the Company Disclosure Schedule, none of the Company's Affiliates, officers, directors, shareholders or employees, or any Affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including Proprietary Assets used in or pertaining to the business of the Company, except for the normal rights of a stockholder, or, to the knowledge of the Company, any supplier, distributor or customer of the Company.

     (b) Except for the Agreement and the Investor Rights Agreement, and as otherwise disclosed on Sections 3.12 and 3.17(b) of the Company Disclosure Schedule, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates, or, to the knowledge of the Company, any Affiliate thereof.

     (c) To the knowledge of the Company, no employee, officer or director of the Company has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company may own stock in publicly traded companies that may compete with the Company. To the knowledge of the Company, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

     3.18 Disclosure. The statements by the Company contained in this Agreement, the exhibits hereto, and the certificates and documents required to be delivered by the Company to the Purchaser under this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

     3.19 Securities Laws. Subject to the truth and accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Class A Preferred Shares in conformity with the terms of this Agreement and the issuance of Conversion Shares upon conversion of the Class A Preferred Shares will:

     (a) constitute transactions exempt from the registration requirements of
Section 5 of the Securities Act, and the qualification or registration requirements of any applicable state securities laws as such laws exist on the date hereof; and

     (b) constitute transactions exempt from prospectus and registration requirements of the Securities Act (British Columbia) and the securities legislation of each other province of Canada in which Purchaser resides.

     4. Representations and Warranties of Purchaser and Restrictions on Transfer Imposed by the Securities Act and Applicable State Securities Laws.

     4.1 Representations and Warranties by Purchaser. Purchaser represents and warrants to the Company as follows:

     (a) The Class A Preferred Shares and the Conversion Shares (collectively, the "Securities") are being or will be acquired for Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, or applicable state securities laws.

     (b) Purchaser understands that (i) the Securities have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and have not been qualified under any U.S. state securities laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration thereunder, and (ii) the Company's reliance on such exemptions is predicated on Purchaser's representations set forth herein. Purchaser understands that the resale of the Securities may be restricted indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and registered under any state securities law or is exempt from such registration in the United States or a prospectus is filed and receipted with applicable securities regulatory authorities of the provinces of Canada.

     (c) Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect, and has been advised that Class A Preferred Shares have not been registered and, therefore, will be subject to restrictions on transfer pursuant to applicable securities laws. Purchaser is a resident in the jurisdiction set forth below their respective name in the signature page hereto. Purchaser has not been formed solely for the purpose of making this investment and is purchasing the Class A Preferred Shares to be acquired by Purchaser hereunder as principal for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

     (d) Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares of the Company's capital stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker," and the number of shares being sold during any three-month period not exceeding specified limitations. Purchaser further understands that there is no assurance that Rule 144 or any exemption from the Securities Act will be available, or if available, that such exemption will allow Purchaser to dispose of or otherwise transfer any or all of the Shares or the Conversion Stock under the circumstances, in the amounts or at the times Purchaser might propose.

     (e) During the negotiation of the transactions contemplated herein, the Purchaser and its representatives and legal counsel have been afforded access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, to evaluate the merits and risks of the prospective investments contemplated herein.

     (f) Purchaser has the full right, power and authority to enter into and perform Purchaser's obligations under this Agreement and the Investor Rights Agreement, and this Agreement and the Investor Rights Agreement constitutes valid and binding obligations of Purchaser enforceable in accordance with their terms.

     (g) No consent, approval or authorization of or designation, declaration or filing with any Governmental Body on the part of Purchaser is required in connection with the valid execution and delivery of this Agreement or the Investor Rights Agreement.

     4.2 Legend. Each certificate representing the Securities may be endorsed with the following legends:

     (a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (II) IN COMPLIANCE WITH RULE 144 OR (III) OTHERWISE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT BASED ON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER;

     (b) UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (i) JUNE __, 2005 AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA; and

     (c) Any other legends required by applicable securities laws or the Investor Rights Agreement.

     The Company may instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in the foregoing legends are satisfied. 4.3 Removal of Legend and Transfer Restrictions. (a) Any legend endorsed on a certificate pursuant to Section 4.2(a) and the stop transfer instructions with respect to such Securities shall be removed and the Company shall issue a certificate without such legend to the holder thereof (1) if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (2) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or (3) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company to the effect that a sale, transfer or assignment of such Securities may be made without registration.

     (b) Any legend endorsed on a certificate pursuant to Section 4.2(b) and the stop transfer instructions with respect to such Securities as it applies to
Section 4.2(b) shall be removed and the Company shall issue a certificate without such legend to the holder thereof if (i) a receipt is obtained for a prospectus in all applicable provinces qualifying the Securities; or (ii) the Company becomes a reporting issuer in all applicable Canadian provinces and the hold period applicable to the Securities under applicable provincial securities laws has expired.

     5. Indemnity.

     5.1 Survival. The representations and warranties of the parties contained in this Agreement shall survive the Closing indefinitely.

     5.2 Indemnity.

     (a) The Company hereby agrees to indemnify and defend and hold harmless the Purchaser, its Affiliates, successors and assigns and each of their respective officers, directors, employees and agents (the "Indemnified Parties") from and against, and agrees to pay or cause to be paid to the Indemnified Parties all amounts equal to the sum of, any and all claims, demands, costs, expenses, losses and other liabilities of any kind that the Indemnified Parties may incur or suffer (including without limitation all reasonable legal fees and expenses) which arise or result from any breach of or failure by the Company to perform any of its representations, warranties, covenants or agreements in this Agreement or the Investor Rights Agreement; provided, however, such indemnification shall not include payment of consequential damages of the Indemnified Parties. The rights of Purchaser hereunder shall be in addition to, and not in lieu of, any other rights and remedies which may be available to them by law.

     5.3 Procedures.

     (a) If a third party shall notify an Indemnified Party with respect to any matter that may give rise to a claim for indemnification under the indemnity set forth above in Section 5.2, the procedure set forth below shall be followed.

     (i) Notice. The Indemnified Party shall give to the party providing indemnification (the "Indemnifying Party") written notice of any claim, suit, judgment or matter for which indemnity may be sought under Section 5.2 promptly but in any event within thirty days after the Indemnified Party receives notice thereof; provided, however, that failure by the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure. Such notice shall set forth in reasonable detail (i) the basis for such potential claim and (ii) the dollar amount of such claim. The Indemnifying Party shall have a period of fifteen days within which to respond to the Indemnified Party thereto regarding acceptance or rejection of the Indemnified Party's claim (the "Response"). If the Indemnifying Party does not issue a Response within such fifteen-day period, the Indemnifying Party shall be deemed to have accepted responsibility for such indemnity.

     (ii) Defense of Claim. With respect to a claim by a third party against an Indemnified Party for which indemnification may be sought under this Agreement, the Indemnifying Party shall have the right, at its option, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any claim, suit, judgment or matter for which indemnity is sought, which is set forth in the notice sent by the Indemnified Party, by notifying the Indemnified Party in its Response; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party's reasonable judgment based upon the advice of counsel, it is advisable in light of the separate interests of the Indemnified Party, to be represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party. If the Indemnifying Party does not give timely notice in its Response in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such claim, suit or judgment. In the event the Indemnifying Party elects (by notice in writing within such fifteen-day period) to assume the defense of or otherwise control the handling of any such claim, suit, judgment or matter for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including attorneys' fees, accountants, consultants and engineering fees) and investigation expenses incurred by the Indemnifying Party prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such claim, suit, judgment or other matter. In the event that the Indemnifying Party does not assume the defense or otherwise control the handling of such matter, the Indemnified Party may retain counsel, as an indemnification expense, to defend such claim, suit, judgment or matter.

     (iii) Final Authority. The parties shall cooperate in the defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has assumed the defense or control, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has not assumed the defense or control, the Indemnified Party may not compromise or settle such claim without the consent of the Indemnifying Party, which shall not be unreasonably withheld and shall be deemed to have been given if the Indemnified Party provides the Indemnifying Party with a written notice setting forth the material terms of such compromise or settlement and the Indemnifying Party does not object thereto in writing within ten days of its receipt of such notice.

     (b) Claims Between the Indemnifying Party and the Indemnified Party. Any claim for indemnification under this Agreement which does not result from the assertion of a claim by a third party shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. The Indemnifying Party shall have a period of thirty days within which to respond thereto.

     6. Covenants.

     6.1 Insurance. The Company shall maintain insurance, including but not limited to Director's and Officer's Insurance, with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates. The Company shall pay all such insurance premiums payable by them.

     6.2 Compliance with Laws. The Company shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which could have a Material Adverse Effect.

     6.3 Expenses of Directors. The Company shall reimburse any directors designated by the Purchaser to the Board of Directors for all reasonable expenses incurred by any such director in connection with the carrying out of such director's duties to the Company, including without limitation travel, entertainment, meals, lodging and related expenses in connection with such directors' attendance at meetings of the Company's Board of Directors or committees thereof.

     6.4 Tax Matters. The Company shall, and shall cause each of its subsidiaries to: (i) prepare and timely file, or cause to be prepared and timely filed, all tax returns and reports required to be filed by it, each in the manner required by applicable law in all material respects and in a manner that is accurate and complete in all material respects, and (ii) pay all income, sales, use, occupation, property and other taxes and assessments that are due in accordance with applicable law, on or before the due date therefor, whether or not such taxes or assessments are shown on any such tax return.

     6.5 Use of Proceeds. The Company hereby covenants and agrees that all of the proceeds received by it from the issuance and sale of the Class A Preferred Shares shall be used for product development, corporate infrastructure and working capital.

     6.6 Unwind. In the event that (a) the Arrangement is terminated for any reason or (b) the Arrangement is not consummated within fifty weeks after the date of this Agreement, then the Purchaser and Perseus 2000 Expansion shall take the actions set forth in Section 2.1(f) of the Investment Agreement, dated as of April 22, 2005, by and between Perseus 2000 Expansion and the Purchaser.

     6.7 Investor Rights Agreement. The Company hereby covenants that the Purchaser shall have the right to execute a joinder agreement to the Investor Rights Agreement. The Company hereby further covenants and agrees that it shall use its respective best efforts to have the other parties to the Investor Rights Agreement acknowledge the Purchaser's rights thereunder. Notwithstanding the foregoing, in the event that the actions set forth in Section 6.6 hereof result in the Purchaser exchanging its Shares with Perseus 2000 Expansion, the Purchaser shall take such further actions reasonably requested by the Company to acknowledge and confirm the termination of its rights pursuant to the Investor Rights Agreement.

     7. Miscellaneous.

     7.1 Waivers and Amendments. This Agreement may not be amended except pursuant to an agreement in writing executed by the Company and Purchaser; provided that Section 1.2(b) of this Agreement shall not be amended without the prior written consent of Perseus.

     7.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without regard to the principles of conflicts of laws thereof.

     7.3 NO RIGHT TO JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED AGREEMENTS ANY RIGHT TO A TRIAL BY JURY.

     7.4 Successors and Assigns. Except as otherwise expressly provided herein and subject to the Investor Rights Agreement and applicable law, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     7.5 Entire Agreement. This Agreement, the Investor Rights Agreement, and the other exhibits hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     7.6 Notices, etc. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address or facsimile number (as the case may be) listed for each such party below such party's signature page hereto or, if any party shall have designated a different address or facsimile number by notice to the other parties given as provided above, then to the last address or facsimile number so designated.

     7.7 Severability. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

     7.10 Publicity. None of the parties to this Agreement, nor any of their affiliates, shall issue any press release or otherwise make any public announcement or disclosure with respect to this Agreement, the Investor Rights Agreement or any of the transactions contemplated hereby or thereby without the prior written consent of each of the Company and the Purchaser, unless such disclosure is required by applicable law, provided, however, within sixty (60) days of the date of this Agreement, the Company may issue a press release disclosing that Purchaser has invested in the Company, provided that the final form of the press release is approved in advance in writing by Purchaser. The name of the Purchaser and the fact that Purchaser has invested in the Company may be included in a reusable press release boilerplate statement by the Company, so long as the Purchaser have given the Company their approval of such boilerplate statement and the boilerplate statement is reproduced in the same form in which it was approved

     7.11 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     7.12 Finder's Fees.

     (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and the Investor Rights Agreement and (ii) hereby agrees to indemnify and to hold the Purchaser harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, are responsible.

     (b) Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and the Investor Rights Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible.



                        [Signatures follow on next page]

     IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year first above written.

                            NXTPHASE T&D CORPORATION


                                       Signature:


                                       By:     /s/ Andrea Johnston

                                     Name:       Andrea Johnston

                                    Title:       President

                                 Address for Notice:

                                           2635 Lillooet Street
                                           Vancouver, B.C.
                                           V5M 4P7

     IN WITNESS WHEREOF, the undersigned Purchaser has executed this Agreement as of the day and year first above written.


                            BEACON POWER CORPORATION

                                       Signature:


                                       By:/s/ James M. Spiezio
                                          ---------------------
                                     Name: James M. Spiezio
                                    Title: Chief Financial Officer

                                    Address for Notice:

                                            Beacon Power Corporation
                                            234 Ballardvale Street
                                            Wilmington, MA 01887
                                            Attn.: F. William Capp
                                            President and CEO
                                            Facsimile: (978) 988-1337

     IN WITNESS WHEREOF, Perseus 2000 Expansion has executed this Agreement as of the day and year first above written exclusively for purposes of Section 6.6 hereof.



                         PERSEUS 2000 EXPANSION, L.L.C.


                                       Signature:

                                  By: /s/  Rodd Macklin
                                     ----------------------------

                                Name: Rodd Macklin
                                     --------------------------------------

                               Title: Treasurer
                                     --------------------------------------

                                 Address for Notice:

                                        2099 Pennsylvania Avenue
                                        Suite 900
                                        Washington, DC 20006

                            Attention: Kenneth M. Socha
                                       Senior Managing Director
                            Facsimile: (202) 429-0588

                                   Schedule A

                                     CLOSING


---------------------------- ----------------- ------------ ---------------------- --------------
                             Number of         Aggregate    Amount Previously Paid Amount Due at
                             Class A           Purchase     Paid Toward Purchase   Closing
  Purchaser:                 Preferred Shares  Price (USD)  Price (if any)
---------------------------- ----------------- ------------ ---------------------- --------------
Beacon Power Corporation.    111,111           $499,999.50  $0                     $499,999.50
---------------------------- ----------------- ------------ ---------------------- --------------

                                   Schedule B

                           Wire Transfer Instructions







Account Name:              NxtPhase T&D Corporation
Bank:                      Royal Bank of Canada
Bank Address               1025 West Georgia St., Vancouver BC V6E 3N9
Swift Address:             ROYCCAT2
Transit No:                10
US$ Account No:            403 742 0
Contact:                   Penny Barry
                           Ph - 604.665.8337
                           Fax - 604.665.6368

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement to which this Exhibit A is attached, the following terms have the following meanings:

         "Company Products" means all versions and implementations of any product which has been, is being or is intended to be marketed by the Company.

         "Conversion Shares" means shares of Common Stock issuable upon conversion of the Class A Preferred Shares.

         "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

         "Material Adverse Change" means a change which would have a Material Adverse Effect.

         "Material Adverse Effect." An event, violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event, violation or other matter would be material in impact or amount to the Company's business, intellectual property rights or condition, or, taken as a whole, its assets, liabilities, operations, or financial performance.

         "Person" means any individual, entity or Governmental Body.

         "Proprietary Asset" means: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing.

                                    EXHIBIT B

                                SHARE CONDITIONS



Share conditions are as set forth in the Articles of Incorporation of the Company.

                                    EXHIBIT C

                                  LEGAL OPINION

                [Farris, Vaughan, Wills & Murphy LLP Letterhead]


                                                             July ___, 2005


  TO: Beacon Power Corporation

  Dear Sirs:

                  Re:      NxtPhase T & D Corporation

We have acted as counsel to NxtPhase T & D Corporation (the "Corporation") in connection with the issuance and sale by the Corporation of 111,111 Class A Preferred Shares (the "Class A Preferred Shares") for US $4.50 per share, in accordance with the terms of a securities purchase agreement (the "Securities Purchase Agreement"), dated July , 2005, between the Corporation and Beacon Power Corporation (the "Investor").


This opinion is being provided pursuant to section 2.3(a)(v) of the Securities Purchase Agreement and, unless the context requires otherwise, all capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Securities Purchase Agreement.


SCOPE OF INQUIRIES


We have examined the following documents:

(a) Securities Purchase Agreement; (b) the Certificate and Articles of Incorporation and By-laws of the Corporation; and (c) Resolutions of the Directors of the Corporation.

We have also examined such corporate records of the Corporation, certificates of public officials, certificates of officers of the Corporation, and other documents and have made such other searches and examinations and considered such questions of law as we have considered necessary in order to give the opinions expressed below.


ASSUMPTIONS


In rendering the opinions expressed below, we have assumed:

     (a) the authenticity of documents purporting to be originals;

     (b) the conformity to originals of documents purporting to be photostatic or facsimile copies of originals;

     (c) the genuineness of all signatures on all documents reviewed by us;

     (d) that each party to any agreement or instrument referred to herein, other than the Corporation, has all necessary power and authority to execute and deliver such agreement or instrument and to do all acts and things as required or contemplated to be done thereby, has duly authorized the execution and delivery of such agreement or instrument and the observance and performance of its obligations thereunder, has duly executed such agreement or instrument and has duly delivered the same to each of the other parties thereto;

     (e) that to the extent any of the matters as to which we opine are governed by any laws other than those of the Province of British Columbia or the federal laws of Canada applicable therein we have assumed with your permission, without independent investigation or verification, that (i) such laws are identical in all respects to the laws of the Province of British Columbia and the federal laws of Canada applicable therein;

     (f) that the Securities Purchase Agreement constitutes legal, valid and binding obligations of all parties thereto, enforceable in accordance with its terms under the laws of the jurisdiction expressly chosen by the parties to govern the such document, being the laws of the State of New York;

     (g) if any obligation under any of the Securities Purchase Agreement falls to be performed in any jurisdiction outside of the Province of British Columbia, the performance of such obligation will not be illegal or ineffective by virtue of the laws of that jurisdiction;

     (h) that the acknowledgements, representations and warranties of the parties to the Securities Purchase Agreement, other than those of the Corporation, are true, correct and accurate in all respects; and

     (i) the accuracy and completeness of all information provided to us (in written form or by facsimile transmission) by offices of public record.

RELIANCE

In expressing the opinion set forth in paragraph 1 below, we have relied solely upon a Certificate of Compliance issued in respect of the Corporation by the Deputy Director under the Canada Business Corporations Act, dated July , 2005.


In expressing the opinions set forth below, we have relied as to matters of fact solely upon certificates of an officer of the Corporation, copies of which have been delivered to you concurrently herewith, with respect to the accuracy of factual matters contained therein.


OPINION


We express no opinion as to any laws, or matters governed by any laws other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein.


The expressions "to our knowledge" or "of which we have knowledge", when used herein, means to the actual knowledge of the partners and associates of our firm who have had involvement with the matters contemplated in this opinion.


Based and relying on the foregoing, and subject to the qualifications set out below, we are of the opinion that:

1. The Corporation is a corporation duly incorporated and validly existing under the Canada Business Corporations Act and is in good standing with respect to the filing of annual returns.

2. The Corporation has the corporate power and capacity to (a) own, lease and operate its properties and conduct its business as, to our knowledge, it is currently conducted and (b) to execute, deliver and perform its obligations under the Securities Purchase Agreement.

3. The authorized share capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of Class A Preferred Shares, of which, on the date hereof prior to the issuance of the Class A Preferred Shares contemplated in the Securities Purchase Agreement, 1,000,000 Common Shares and 1,659,829 Class A Preferred Shares are validly issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation. The Class A Preferred Shares have the rights, preferences, restrictions and privileges set forth in the Corporation's Articles of Incorporation.

4. The execution and delivery by the Corporation of the Securities Purchase Agreement and the consummation by the Corporation of the transactions contemplated thereby, have been duly authorized by all necessary corporation action on the part of the Corporation and the Securities Purchase Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms.

5. The choice of the laws of the State of New York to govern the Securities Purchase Agreement will be upheld as a valid choice of law by the courts of the Province of British Columbia provided that the choice of law is bona fide (in that it was not made with a view to avoiding the consequences of the law of any other jurisdiction) and is not contrary to public policy, as that term is understood under the laws of the Province of British Columbia; in an action brought before a court of competent jurisdiction in the Province of British Columbia in respect of the Securities Purchase Agreement, the laws of the State of New York, to the extent specifically pleaded and proved as a matter of a fact by expert evidence, would be recognized and applied by such courts to all issues that, under the conflict of laws rules of the Province of British Columbia, are to be determined in accordance with the proper or governing law of the Securities Purchase Agreement if the choice of law in such document is valid; although the parties may have made a valid choice of law, the courts of the Province of British Columbia will not apply those laws: (i) which it characterizes as being of a revenue, penal or public law nature, (ii) which relate to matters of a procedural nature, or (iii) the application of which would be inconsistent with public policy, as that term is applied by the courts in the Province of British Columbia; in addition, a court of competent jurisdiction in British Columbia may reserve to itself an inherent power to decline to hear any such action if it is contrary to public policy for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings in respect of such matter are being brought elsewhere.

6. The execution, delivery and performance by the Corporation of the Securities Purchase Agreement to which it is a party do not (i) violate the laws of the Province of British Columbia or any federal laws of Canada applicable therein, or any court order, judgment or decree which has been entered against the Corporation or any Subsidiary of which we have knowledge, (ii) constitute a default under or breach of, or result in the creation of a lien or a right of acceleration under, any of the agreements or instruments listed in Exhibit D or (iii) violate its Certificate and Articles of Incorporation or Bylaws.

7. The Common Shares issuable upon conversion of the Class A Preferred Shares have been duly authorized and reserved for issuance upon conversion of the Class A Preferred Shares. The Class A Preferred Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Securities Purchase Agreement, will be duly and validly issued, fully paid and non-assessable. The Common Shares, when issued upon conversion of the Class A Preferred Shares in accordance with their terms, will be duly and validly issued, fully paid and non-assessable.

8. To our knowledge, there is no action, proceeding or litigation pending or threatened against the Corporation before any court or any governmental or administrative agency or body.

9. No notices, reports or other filings are required to be made by the Corporation or any of its subsidiaries with, nor are any consents, registrations, applications, approvals, permits, licenses or authorizations required to be obtained by the Corporation from, securities regulatory authorities in the Province of British Columbia for the issuance of the Class A Preferred Shares or the issuance and delivery of the Common Shares upon conversion of the Class A Preferred Shares so long as no commission or other remuneration is paid or given to others in respect of the trade except for administrative or professional services or for services performed by a registered dealer, other than normal post-closing filings in connection with qualifying for exemptions from the prospectus and registration requirements of applicable securities laws.

10. The offer and sale of the Class A Preferred Shares pursuant to the Securities Purchase Agreement are exempt from the prospectus and registration requirements of the Securities Act (British Columbia), subject to the Corporation filing a report with the British Columbia Securities Commission of such trade on or before the 10th day after the trade, on Form 45-103F4, prepared and executed in accordance with the Securities Act (British Columbia), the rules and regulations made and promulgated thereunder and the instruments, policies, notices and interpretation notes of the British Columbia Securities Commission together with the requisite filing fee and a duly completed fee checklist.


QUALIFICATIONS

   The opinions expressed herein are subject to the following qualifications and limitations:

1. The enforceability of the obligations of the parties to the Securities Purchase Agreement and the rights and remedies set out therein and any judgment arising out of or in connection therewith are subject to and may be limited by:

     (a) applicable bankruptcy, reorganization, arrangement, winding-up, insolvency, liquidation, moratorium, preference and other similar laws and judicial decisions from time to time in effect affecting the enforcement of rights and remedies of creditors;

     (b)  applicable laws regarding limitations of actions;

     (c) the equitable and statutory powers of the courts to stay proceedings before them, to stay the execution of judgments, to limit the right of a creditor to receive immediate payment of amounts stated to be payable on demand, to relieve from penalties or the consequences of default, particularly if the default is minor or non-substantive, to refrain from enforcing non-competition or other restrictive covenants and to grant relief against forfeiture; and

     (d) the general principles of equity, whether enforceability is considered in a proceeding in equity or at law, and no opinion is expressed as to the availability of any specific remedy that may be granted, imposed or rendered or as to the availability of the remedy of specific performance, injunctive relief or other equitable remedies in any particular instance;

2. Provisions in the Securities Purchase Agreement providing for the recovery of fees and expenses from any person may be restricted by a court to a reasonable amount, and legal fees are subject to taxation;

3.   No opinion is expressed on:

     (a)  provisions of the Securities Purchase Agreement which:

          (i) purport to directly or indirectly exclude unwritten variations, waivers or consents of, to or under the Securities Purchase Agreement or restrict their effect;

          (ii) purport to restrict the access to, or waive the benefit of, legal or equitable remedies or defences;

          (iii) purport to bind or affect, or confer a benefit upon, persons who are not parties to the Securities Purchase Agreement;

          (iv) purport to establish evidentiary standards, such as provisions stating that certain determinations, calculations, requests or certificates will be conclusive or binding;

          (v)  purport to waive or affect any rights to notices;

          (vi) purport to allow severance of an invalid, illegal or unenforceable provision, or restrict its effect;

          (vii) relate to any taxes, levies, duties, imposts or charges which may be imposed upon, or exigible in respect of, any of the matters contemplated by the Securities Purchase Agreement, and in particular, but without limitation, no opinion is expressed as to any withholding tax that may be imposed upon, or exigible or payable in respect of, any such transactions;

4. The effectiveness of provisions which purport to relieve a person from a liability or duty otherwise owed may be limited by law, and provisions requiring indemnification or reimbursement of a person may not be enforced by a court, to the extent that they relate to or arise as a result of the failure of such person to have performed a duty (contractual or otherwise) or from the breach of contract, tort or other wrongful act of such person.

5. The opinions in paragraph 9 and 10 are subject to the qualification that no effective order, ruling or decision is issued or granted by a court or regulatory or administrative body that has the effect of precluding or restricting the issue and delivery by the Corporation of any securities referred to in such paragraphs or restricting any trades of such securities and at the relevant time there is no such order affecting any person who engages in such a trade.

6. Canadian courts will not give monetary judgment in any currency other than that of Canada and such judgment may be based on a rate of exchange in existence on a day other than the date of payment of such judgment.

7. The rate of post-judgment interest applicable to any obligation under the Securities Purchase Agreement lies within the discretion of the court.


   This opinion may not be relied upon by any person or entity other than the addressees hereof, their successors and their assigns of whom we have notice at the time of the assignment, and this opinion may not be circulated, quoted or otherwise referred to for any purpose other than in connection with the transactions contemplated by the Securities Purchase Agreement, in each case, without our prior written consent. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur that did not exist on the date hereof.


Yours truly,



Farris, Vaughan, Wills & Murphy LLP

                                    EXHIBIT D

                           COMPANY DISCLOSURE SCHEDULE


Section 3.2(c) and (d) - Options, Warrants etc. and Security Holders

Current Shareholders
------------------------------------ -------------------- --------------------
                                     Number of Class A       Number of Common
                                     Preferred Shares        Shares
------------------------------------ -------------------- --------------------
Perseus 2000, L.L.C.                  902,698                  478,587
------------------------------------ -------------------- --------------------
El Dorado Investment Company*         463,832                   68,336
------------------------------------ -------------------- --------------------
Working Opportunity Fund (EVCC) Ltd.   85,602                  214,300
------------------------------------ -------------------- --------------------
GE Capital Equity Holdings, Inc.        9,641                   46,333
------------------------------------ -------------------- --------------------
Hydro-Quebec Capitech Inc.              2,974                   44,222
------------------------------------ -------------------- --------------------
Canadian Science and Technology
Growth Fund Inc.                       16,379                   96,800
------------------------------------ -------------------- --------------------
OPG Ventures Inc.                         925                   36,100
------------------------------------ -------------------- --------------------
Western Technology Seed Investment                              14,222
------------------------------------ -------------------- --------------------
David Burnstein                                                  1,100
------------------------------------ -------------------- --------------------
Beacon Power Corporation              111,111
------------------------------------ -------------------- --------------------

TOTAL:                               1,659,829               1,000,000
------------------------------------ -------------------- --------------------

Options, Warrants etc.

El Dorado is obligated to purchase an additional 66,667 Class A Preferred Shares of the Company for $300,000 pursuant to the terms of the Initial Securities Purchase Agreement, and a waiver granted by the Company on April 21, 2005.

The Company is a party to a binding Term Sheet with Perseus 2000, L.L.C. dated April 22, 2005 which provides for the issuance of up to $1.5 million of Class A Preferred Shares.

Pursuant to their employment agreements, the senior management of the Company have the right to participate in the Company's option plan. The Investor Rights Agreement contemplates that an option pool of 462,000 Common Shares of the Company would be allocated to the Company's employees, consultants and other eligible individuals. No options have been granted at the date hereof, on the basis that in lieu thereof the employees will receive restricted stock units and stock options of the Purchaser on the basis contemplated in the Arrangement Agreement and Schedule B thereto. If the Arrangement is not completed, it is anticipated that such options would be granted to employees of the Company.

The Company has an option to enter into a Long-Term License Agreement with The Texas A&M University System ("TAMUS"). Pursuant to section 3.04 of that Long-Term License Agreement, TAMUS would be entitled to receive NxtPhase Common Shares equal to 5% of its total issued and outstanding stock on a fully-diluted basis, or, if at such time the Company is a subsidiary of the Purchaser, 5% of the total number of shares of the Purchaser issued to NxtPhase Shareholders in the Arrangement. See the terms of the Long-Term License Agreement, a true and complete copy of which has been provided to the Purchaser.

The Investor Rights Agreement provides for certain rights of the holders of Class A Preferred Shares to purchase shares of the Company and require redemption of shares of the Company in certain circumstances. See the terms of that agreement, a true and complete copy of which has been provided to the Purchaser.

The Company is party to the Arrangement Agreement dated as of April 22, 2005 with the Purchaser.

Section 3.7 - Title to Property and Assets

Cash collateral held by Royal Bank of Canada in the amount of $40,000 Canadian as security deposit for VISA corporate credit cards used by Company's employees.

The Company has made a security deposit equal to two months' rent on the lease of its Vancouver premises.

A letter of credit for $200,000 has been provided to the landlord of the Phoenix premises to be reduced over the term of the lease.

3.8 Company Proprietary Assets

The Company is party to a one year license for use of the patents held by TAMUS, with the option to enter into a long-term license, copies of which have been provided to the Purchaser.

Mr. Hrabliuk was removed as an "inventor" on NxtPhase Patent case #20051, as the contributions he made were also removed from the patent.

On March 30, 2005, the Company and VA TECH Transmission & Distribution SA jointly filed for a patent on Optical Sensor Arrangement for Electrical Switchgear. Under the terms of Addendum N. 1 to GIS Joint Development Agreement, both parties agree that it is their intention that such IP be exploited together. If, after December 2006, certain sales targets are not met, the parties grant one another a perpetual, royalty free license to use the IP.

3.8(d) Employment Agreements

Employment Agreements have been executed by Andrea Johnston, Curtis Sikorsky, Fred Smith,Tim Leyshock, Jim Blake, and Farnoosh Rahmatian.

Section 3.9 - Material Contracts

Section 3.9 - Material Contracts
---------------------------------- ------------------------------------------------ ----------------------------------
Name of Agreement                  Parties                                          Date
---------------------------------- ------------------------------------------------ ----------------------------------
Technology/Asset
---------------------------------- ------------------------------------------------ ----------------------------------
Texas A&M License Agreement        the Company and TAMUS                            Signed by the Company Jan. 13,
                                                                                    2005 and by TAMUS on Feb. 1, 2005
---------------------------------- ------------------------------------------------ ----------------------------------
Confirmation letter                The parties have duly executed a letter          April 6, 2005
                                   amendment to the TAMUS License Agreement to
                                   confirm that the Effective Date of the License
                                   Agreement is August 17, 2004.
---------------------------------- ------------------------------------------------ ----------------------------------
Sales Agreements
---------------------------------- ------------------------------------------------ ----------------------------------
AIS Marketing Agreement            The Company and VA TECH Schneider High Voltage   Executed with NxtPhase
                                   GmbH                                             Corporation on April 29, 2004;
                                                                                    assigned to the Company on
                                                                                    August 18, 2004
---------------------------------- ------------------------------------------------ ----------------------------------
Addendum N. 1 to AIS Marketing     The Company and VA TECH Schneider High Voltage   February 17, 2005
Agreement                          GmbH
---------------------------------- ------------------------------------------------ ----------------------------------
Optical High Current Measurement   The Company and DynAmp, LLC                      September 1, 2004
Systems Marketing Agreement
---------------------------------- ------------------------------------------------ ----------------------------------
Financing
---------------------------------- ------------------------------------------------ ----------------------------------
Noteholders' Agreement             Perseus 2000, LLC, El Dorado Investment          August 17, 2004
                                   Company, GE Capital Equity Holdings, BV,
                                   Western Technology Seed Investment Fund
                                   Limited Partnership, Hydro-Quebec Capitech
                                   Inc., Working Opportunity Fund, Canadian
                                   Science and Technology Growth Fund Inc., OPG
                                   Ventures, Inc.
---------------------------------- ------------------------------------------------ ----------------------------------
Purchase and Sale Agreement        Perseus 2000, LLC, El Dorado Investment          August 17, 2004
                                   Company, GE Capital Equity Holdings, BV,
                                   Western Technology Seed Investment Fund
                                   Limited Partnership, Hydro-Quebec Capitech Inc.
---------------------------------- ------------------------------------------------ ----------------------------------
Financing Term Sheet               Perseus 2000, LLC and the Company                August 11, 2004
---------------------------------- ------------------------------------------------ ----------------------------------
Initial Securities Purchase        The Company and Perseus 2000, LLC, El Dorado     November 12, 2004
Agreement                          Investment Company, GE Capital Equity
                                   Holdings, BV, Working Opportunity Fund (EVCC)
                                   Ltd., Canadian Science and Technology Growth
                                   Fund, Inc., OPG Ventures Inc., Hydro-Quebec
                                   Capitech Inc.
---------------------------------- ------------------------------------------------ ----------------------------------
Investor Rights Agreement          The Company and Perseus 2000, LLC, El Dorado     November 12, 2004
                                   Investment Company, GE Capital Equity
                                   Holdings, BV, Working Opportunity Fund (EVCC)
                                   Ltd., Canadian Science and Technology Growth
                                   Fund, Inc., OPG Ventures Inc., Hydro-Quebec
                                   Capitech Inc.
---------------------------------- ------------------------------------------------ ----------------------------------
Cash Collateral Agreement Royal    The Company and Royal Bank of Canada             August 30, 2004
Bank of Canada no fixed expiry
date unless cards cancelled
---------------------------------- ------------------------------------------------ ----------------------------------
Financing Term Sheet               Perseus 2000, LLC and the Company                April 22, 2005
---------------------------------- ------------------------------------------------ ----------------------------------
Termsheet for funding of           Canadian Foundation for Sustainable              April 14, 2005
Canadian expenditures to reduce    Development Technology (SDTC) and the Company
greenhouse gas emissions
---------------------------------- ------------------------------------------------ ----------------------------------
Contribution Agreement             The Company and PowerTech Labs, Inc.             June 7, 2005
---------------------------------- ------------------------------------------------ ----------------------------------
Facilities
---------------------------------- ------------------------------------------------ ----------------------------------
Vancouver Building Premises        Broadway-HEB Property Inc. and the Company       November 1, 2004
---------------------------------- ------------------------------------------------ ----------------------------------
Phoenix Facility Lease (new        The Company T&D Inc. and Oxnard Land Holdings    Executed by the Company on April
premises)                          LLC                                              8. 2005 and by Oxnard on April
                                                                                    15, 2005
---------------------------------- ------------------------------------------------ ----------------------------------
Winnipeg Facility Lease            3101495 Manitoba Ltd. and the Company            January 1, 2005
---------------------------------- ------------------------------------------------ ----------------------------------
Joint Development Agreements
---------------------------------- ------------------------------------------------ ----------------------------------
GIS Joint Development Agreement    The Company and VA TECH Schneider High Voltage   Executed with NxtPhase
                                   GmbH                                             Corporation on June 15, 2004;
                                                                                    assigned to the Company on
                                                                                    August 19, 2004
---------------------------------- ------------------------------------------------ ----------------------------------
Addendum N.1 to GIS Joint          The Company and VA TECH Schneider High Voltage   February 17, 2005
Development Agreement              GmbH
---------------------------------- ------------------------------------------------ ----------------------------------
Addendum N.2 to GIS Joint          The Company and VA TECH T&D GmbH                 June 10, 2005
Development Agreement
---------------------------------- ------------------------------------------------ ----------------------------------
Suppliers
---------------------------------- ------------------------------------------------ ----------------------------------
Relay and recorder contract        NxtPhase Corporation and Arizona Precision       December 11, 2003 - party is
manufacturing                      Sheet Metal/JIT, Inc.                            NxtPhase Corporation, but
                                                                                    working to replace APSM, so
                                                                                    assignment to the Company not
                                                                                    being negotiated
---------------------------------- ------------------------------------------------ ----------------------------------
Relay and recorder contract        The Company and Beckwith Electric Co. Ltd.       January 11, 2005
manufacturing
---------------------------------- ------------------------------------------------ ----------------------------------
Section 3.12 Employment Contracts
---------------------------------- ------------------------------------------------ ----------------------------------
Employment Agreements              Andrea Johnston                                  Andrea Johnston's and Fred
                                                                                    Smith's agreements are dated
                                   Tim Leyshock                                     August 17, 2004, Curtis
                                                                                    Sikorsky's agreement is dated
                                   Jim Blake                                        March 10, 2005.  The remaining
                                                                                    agreements are being reviewed by
                                   Farnoosh Rahmatian                               employees for execution. The
                                                                                    Company has also executed two
                                   Fred Smith                                       letter agreements providing for
                                                                                    bonuses payable to Andrea
                                   Curtis Sikorsky                                  Johnston on completion of the
                                                                                    Arrangement with the Purchaser
---------------------------------- ------------------------------------------------ ----------------------------------
IP Assignment Agreements           Andrew Klimek                                    March 23, 2005

                                   Farnoosh Rahmatian - IP Assignment Agreement
                                   March 24, 2005 relating to Optical Sensor
                                   Arrangement for gas insulated switchgear

                                   Jim Blake- IP Assignment Agreement relating to   March 24, 2005
                                   Optical Sensor Arrangement for gas insulated
                                   switchgear
---------------------------------- ------------------------------------------------ ----------------------------------


The following benefit plans are in place for the Company employees:

Canadian Employees:
------------------------------------------------------- -----------------------------------------------------

Extended health, dental and long-term disability        Maritime Life
------------------------------------------------------- -----------------------------------------------------
Accidental death and dismemberment                      Industrial Alliance Pacific
------------------------------------------------------- -----------------------------------------------------


US Employees:
------------------------------------------------------- -----------------------------------------------------
Basic medical, major medical, drugs, dental             Humana
------------------------------------------------------- -----------------------------------------------------
Accidental death and dismemberment                      UNUM Provident
------------------------------------------------------- -----------------------------------------------------
Section 125, Flexible Spending (voluntary employee      Paychex
funded)
------------------------------------------------------- -----------------------------------------------------
401 (k)(voluntary employee funded)                      Paychex
------------------------------------------------------- -----------------------------------------------------
Vision care                                             Vision Services Plan
------------------------------------------------------- -----------------------------------------------------

Section 3.17 -Related Party Transactions

As the principal inventor of a number of the patents licensed from TAMUS, Dr. Jim Blake will have an interest in the benefits from a license agreement between the Company and TAMUS pursuant to an agreement to be executed between TAMUS and Dr. Blake.